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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Part B of Amendment No. 2 to Registration Statement No. 811-10179 of Master Basic Value Trust on Form N-1A of our reports dated August 13, 2002, appearing in the June 30, 2002 Annual Reports of Merrill Lynch Basic Value Fund, Inc. and Mercury Basic Value
Fund, Inc.


/s/ Deloitte & Touche LLP

New York, New York
October 18, 2002